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                                                                     EXHIBIT 5.1

                        [LETERHEAD OF HELEN W. MELMAN]



                                       April 19, 1996



Fountain Oil Incorporated
1400 Broadfield, Suite 200
Houston, Texas 77084


     Re:  Registration Statement on Form S-8
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Gentlemen:

     Fountain Oil Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell up to 1,500,000 shares of its Common Stock, $.10 par value (the "Shares"), pursuant to awards granted under the Company's 1995 Long-Term Incentive Plan (the "Plan"). The Shares are being registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "Commission") on or about April 19, 1996.

     In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Certain resolutions adopted by the Board of Directors and shareholders of the Company approving the Plan;

     4.   The Plan; and

     5. The Registration Statement, together with the exhibits to be filed in connection therewith, in the form to be filed with the Commission, and the form of Prospectus to be used in connection therewith.

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April 19, 1996
Fountain Oil Incorporated
Page 2


     I have obtained from public officials and from officers of the Company and have examined originals or copies, identified to my satisfaction, of such other certificates, agreements and other assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.

     I have additionally consulted with officers and representatives of the Company and have obtained such representations with respect to matters of fact as I deemed necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

     Based on the foregoing, it is my opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /S/ Helen W. Melman

                                    HELEN W. MELMAN


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